Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333‑125110, and 333-196347) of Zumiez Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements of Zumiez Inc. and the effectiveness of internal control over financial reporting of Zumiez Inc. appearing in this Annual Report (Form 10-K) for the year ended February 1, 2020.

/s/ Moss Adams LLP

Seattle, Washington

March 16, 2020